                                                                    EXHIBIT 4(d)




================================================================================

                   TRUST AGREEMENT (Phillips Trust No. 94-__)

                        Dated as of ______________, 1994


                                    between


                            ________________________
                               Owner Participant


                                      and


                            WILMINGTON TRUST COMPANY
                                 Owner Trustee





                             _____________________



                                  (Equipment)

================================================================================

                               TABLE OF CONTENTS


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ARTICLE I.      DEFINITIONS AND TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

      SECTION 1.01.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      SECTION 1.02.  Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II.     AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                   DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

      SECTION 2.01.  Authority to Execute Documents   . . . . . . . . . . . . . . . . . . . .   3
      SECTION 2.02.  Declaration of Trust   . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III.    PURCHASE OF CERTAIN RIGHTS IN THE EQUIPMENT;
                   ISSUANCE OF EQUIPMENT NOTES  . . . . . . . . . . . . . . . . . . . . . . .   4

      SECTION 3.01.  Purchase of Certain Rights in the Equipment  . . . . . . . . . . . . . .   4
      SECTION 3.02.  Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV.     RECEIPT, DISTRIBUTION AND APPLICATION
                   OF INCOME FROM THE TRUST ESTATE  . . . . . . . . . . . . . . . . . . . . .   5

      SECTION 4.01  Distribution of Payments  . . . . . . . . . . . . . . . . . . . . . . . .   5
      SECTION 4.02  Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V.      DUTIES OF THE OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .   6

      SECTION 5.01  Notice of Event of Default  . . . . . . . . . . . . . . . . . . . . . . .   6
      SECTION 5.02  Action Upon Instructions  . . . . . . . . . . . . . . . . . . . . . . . .   6
      SECTION 5.03  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      SECTION 5.04  No Duties Except as Specified in Trust Agreement or Instructions  . . . .   7
      SECTION 5.05  No Action Except Under Specified Documents or Instruction   . . . . . . .   8
      SECTION 5.06  No Power to Reinvest  . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VI.     THE OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

      SECTION 6.01. Acceptance of Trusts and Duties   . . . . . . . . . . . . . . . . . . . .   8
      SECTION 6.02  Absence of Certain Duties   . . . . . . . . . . . . . . . . . . . . . . .   9
      SECTION 6.03  No Representations or Warranties as to Certain Matters  . . . . . . . . .   9
      SECTION 6.04  No Segregation of Monies; Interest  . . . . . . . . . . . . . . . . . . .  10
      SECTION 6.05  Reliance Upon Certificates, Counsel and Agents  . . . . . . . . . . . . .  10
      SECTION 6.06  Not Acting in Individual Capacity   . . . . . . . . . . . . . . . . . . .  11
      SECTION 6.07  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      SECTION 6.08  Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII.    INDEMNIFICATION OF WILMINGTON TRUST
                   COMPANY BY OWNER PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . .  12





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
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      SECTION 7.01.  Owner Participant to Indemnify Wilmington Trust Company  . . . . . . . .  12

ARTICLE VIII.   TRANSFER OF THE OWNER PARTICIPANT'S INTEREST  . . . . . . . . . . . . . . . .  13

      SECTION 8.01  Transfer of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX.     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES . . . . . . . . . . . . . . . . . . . .  14

      SECTION 9.01.  Resignation of Owner Trustee; Appointment of Successor   . . . . . . . .  14
      SECTION 9.02.  Co-Trustees and Separate Trustees  . . . . . . . . . . . . . . . . . . .  15

ARTICLE X.      SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND OTHER DOCUMENTS . . . . . .  17

      SECTION 10.01  Supplements and Amendments and Delivery Thereof  . . . . . . . . . . . .  17
      SECTION 10.02. Discretion as to Execution of Documents  . . . . . . . . . . . . . . . .  17
      SECTION 10.03. Distribution of Documents  . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XI.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

      SECTION 11.01   Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . .  18
      SECTION 11.02   Owner Participant Has No Legal Title in Trust Estate  . . . . . . . . .  18
      SECTION 11.03.  Assignment, Sale, Etc. of Equipment   . . . . . . . . . . . . . . . . .  19
      SECTION 11.04.  Trust Agreement for Benefit of Certain Parties Only   . . . . . . . . .  19
      SECTION 11.05   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      SECTION 11.06.  Waivers, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      SECTION 11.07.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      SECTION 11.08.  Binding Effect, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  19
      SECTION 11.09.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      SECTION 11.10.  Performance by the Owner Participant  . . . . . . . . . . . . . . . . .  20

                   TRUST AGREEMENT (Phillips Trust No. 94-__)


                 THIS TRUST AGREEMENT (Phillips Trust No. 94-__) is entered into as of __________ __, 1994 (the "Trust Agreement") between
_________________, a (             ) corporation (the "Owner Participant"), and
WILMINGTON TRUST COMPANY, a Delaware banking corporation (in its individual capacity, "Wilmington Trust Company" and otherwise not in its individual capacity but solely as trustee hereunder, with its permitted successors and assigns, the "Owner Trustee").

                             W I T N E S S E T H :

                 WHEREAS, the Owner Participant desires to form the trust created hereby for the purpose of purchasing the Equipment (as hereinafter defined) from Lessee (as hereinafter defined) and carrying out certain transactions contemplated by the Operative Agreements (as hereinafter defined); and

                 WHEREAS, Wilmington Trust Company is willing to act as trustee hereunder (in such capacity, with its permitted successors and assigns, the "Owner Trustee") and to accept the trusts created hereby;

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the agreements contained in the other Operative Agreements and the acceptance by Wilmington Trust Company of the trusts hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                             DEFINITIONS AND TERMS

                 SECTION 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                 "Corporate Trust Department" shall mean the Corporate Trust Department of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention:
         Corporate Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the

         Indenture Trustee, the Pass Through Trustee, and the Owner Participant.

                 "Lease" means that certain Lease Agreement (Phillips Trust No. 94-__), dated as of ___________, 1994, and entered into by the Owner Trustee and the Lessee concurrently with the execution and delivery of this Trust Agreement as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, the Participation Agreement and this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

                 "Owner Participant" shall mean and include (a) (       ), a
         (          ) corporation and (b) the successors and assigns of
         (              ).

                 "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Equipment, the Lease, any Lease Supplement and any other Operative Agreement, all amounts paid or payable by Lessee to Owner Trustee (in its trust capacity) under the Lease and the Participation Agreement and all rights of Owner Trustee (in its trust capacity) to enforce payments of any such amounts thereunder, any Lease Supplement, (any FAA Bill of Sale), and any other Operative Agreement including any amounts of Basic Rent and Supplemental Rent including insurance proceeds (other than any insurance proceeds constituting Excepted Property (as defined in the Indenture) and requisition, indemnity or other payments of any kind for or with respect to the Equipment (except amounts owing to the Owner Participant, to the Owner Trustee, in its individual capacity, to the Indenture Trustee or to any other holder of an Equipment Note, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 7.1 or 7.2 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excepted Property but shall include all of the property, rights and interests of the Owner Trustee subject to the Granting Clause of the Indenture.

                 "Trust Supplement" means a supplement to the Trust Agreement and Indenture in substantially the form of Exhibit A to the Indenture.

                 SECTION 1.02. Rules of Interpretation. The following rules apply to this Agreement:

                 (a) the singular includes the plural and the plural includes the singular;

                 (b) "or" is not exclusive and "include" and "including" are not limiting;

                 (c) "hereby," "herein," "hereof," "hereunder," "this Agreement," or other like words refer to this Trust Agreement;

                 (d) a reference to any agreement or other contract includes permitted supplements and amendments;

                 (e) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

                 (f) a reference to a Person includes its permitted successors and assigns;

                 (g) a reference herein to an Article, Section, Exhibit, Schedule or Appendix without further reference is to the relevant Article, Section, Exhibit, Schedule or Appendix of this Agreement;

                 (h) any right may be exercised at any time and from time to time;

                 (i)  all obligations are continuing obligations; and

                 (j) the headings of the Articles, Sections and subsections are for convenience only and shall not affect the meaning of this Agreement.


                                  ARTICLE II.

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                              DECLARATION OF TRUST

                 SECTION 2.01. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on or before the Delivery Date, execute and deliver the Operative Agreements to which it is a party, UCC financing statements and any other agreements, instruments or documents to which the Owner Trustee is to be a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to exercise its rights in accordance with directions received from the Owner Participant and perform its duties under said Operative Agreements in accordance with the terms thereof.

                 SECTION 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant as sole beneficiary, subject, however, to the provisions of, and the Lien created under, the Indenture.

                                  ARTICLE III.

                  PURCHASE OF CERTAIN RIGHTS IN THE EQUIPMENT;
                          ISSUANCE OF EQUIPMENT NOTES

                 SECTION 3.01. Purchase of Certain Rights in the Equipment. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02:

                 (a) execute and deliver the Lease, a Lease Supplement, a Trust Supplement, the Indenture, the Participation Agreement, and such other Operative Agreements or other documents as are contemplated by the Operative Agreements to be executed and delivered by the Owner Trustee on or prior to the Closing Date;

                 (b) execute, issue and deliver to the Indenture Trustee the Equipment Notes in the amounts and otherwise as provided in the Participation Agreement;

                 (c) execute and deliver the financing statements referred to in the Participation Agreement, together with all other agreements, documents and instruments referred to in the Participation Agreement to which the Owner Trustee is to be a party; and

                 (d) accept from the Lessee the Bill of Sale(s) with respect to the Equipment furnished pursuant to paragraph (g) of Section 4.1 of the Participation Agreement and the terms hereof (and make application with the FAA for registration of the Equipment in the name of the Owner Trustee) (and execute applications for certificates of title with respect to the Equipment in the name of the Owner Trustee);

                 (e) make payment of Lessor's Cost for the Equipment from the aggregate amount of the Commitments for the Equipment of the Owner Participant and the Loan Participant, to the extent received by the Owner Trustee, in the manner provided in the Participation Agreement; and

                 (f) execute and deliver all such other instruments, documents or certificates and take all such other action in accordance with the directions of the Owner Participant as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby.

                 SECTION 3.02. Conditions Precedent. The rights and obligations of the Owner Trustee to take the actions required by Section 3.01 with respect to the Equipment shall be subject to the following conditions precedent: (a) the Owner Participant shall have made the full amount of its Commitment set forth in the Participation Agreement available to the Owner Trustee, in immediately available funds, in accordance with the Participation Agreement and
(b) the Owner Participant shall have notified the Owner Trustee that the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to conditions precedent to performance by the Owner Participant of its obligations thereunder, shall have been either fulfilled to the satisfaction of or waived by the Owner Participant. The Owner Participant shall, by instructing the Owner Trustee to release the funds then held by the Owner Trustee as provided in the Participation Agreement, be deemed to have found satisfactory to it, or waived, all such conditions precedent.


                                  ARTICLE IV.

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

                 SECTION 4.01. Distribution of Payments. (a) Payments to the Indenture Trustee. Until the Indenture shall have been discharged pursuant to the terms thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excepted Property and other than payments received from the Indenture Trustee under the Indenture) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of the Indenture; provided, however, that any payments received by the Owner Trustee (i) with respect to the Owner Trustee's fees and disbursements or (ii) from the Owner Participant pursuant to Article VII shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                 (b) Payments to Owner Trustee, Other Parties. After the Indenture shall have been discharged pursuant to the terms thereof, any payment of the type referred to in Section 4.01(a) (other than Excepted Property) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) and any other amount received as part of the Trust Estate and for the application or distribution of which no other provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee, second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Agreements shall be applied and distributed in accordance with the terms of the Lease or such other Operative Agreement and third, the balance, if any, shall be paid to the Owner Participant.

                 (c) Certain Distributions to the Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant in accordance with the provisions of the Indenture.

                 (d) Excepted Property. Any Excepted Property received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excepted Property is payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

                 SECTION 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Owner Trustee by 2:00 p.m., New York City time or such later time as the Owner Trustee may practically make such transfer), the amount to be distributed as provided in the Participation Agreement or to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee.


                                   ARTICLE V.
                          DUTIES OF THE OWNER TRUSTEE

                 SECTION 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of a Lease Event of Default or an Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default), the Owner Trustee shall give telephonic or telex notice thereof followed by confirmation thereof by overnight express courier service or certified mail, postage prepaid, to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Lessee immediately upon first knowledge thereof and in no event later than 3 Business Days after the Owner Trustee shall have such knowledge. Subject to the terms of Section 5.03, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by the Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Agreements, in the absence of actual knowledge by a Responsible Officer of the Corporate Trust Department of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee, the Owner Participant or the Lessee.

                 SECTION 5.02. Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.03, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Lease and the Indenture, as may be specified in such instructions: (a) give such notice or direction or exercise such right, remedy or power hereunder or take such other actions under any of the Operative Agreements to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions, (b) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions, (c) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Agreements to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it, (d) subject to the rights of Lessee, Indenture Trustee and the Pass Through Trustee under the Operative Agreements, after the expiration or earlier termination of the Lease, distribute all of the Owner Trustee's right, title and interest in and to the Equipment to the Owner Participant, convey all of the Owner Trustee's right, title and interest in and to the Equipment for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Equipment to such lessee or lessees and on such terms as shall be designated in such instructions and (e) take such other action as is requested by the Owner Participant which action is not inconsistent with the terms of the Operative Agreements.

                 SECTION 5.03. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if the Owner Participant shall have directed the Owner Trustee to take any such action or refrain from taking any action, the Owner Participant agrees to furnish such indemnity as shall be required by the Owner Trustee (provided, however, that the Owner Trustee shall not require to be indemnified for its gross negligence or willful misconduct with respect to the manner in which it complies with any direction by the Owner Participant); and, in addition to the extent not otherwise paid pursuant to the provisions of the Lease or of the Participant Agreement, to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Agreements to which the Owner Trustee is a party, or is otherwise contrary to law.

                 SECTION 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Agreements to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Agreements to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Indenture) as expressly provided by the terms hereof or in a written instruction from the Owner Participant received pursuant to the terms of
Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. Wilmington Trust Company agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01), promptly take such action as may be necessary duly to discharge and satisfy in full all Lessor Liens attributable to it in its individual capacity which it is required to discharge pursuant to the Participation Agreement and otherwise comply with the terms thereof binding upon it.

                 SECTION 5.05. No Action Except Under Specified Documents or Instruction. The Owner Trustee shall have no power, right or authority to, and the Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate except (a) as expressly required by the terms of any of the Operative Agreements to which the Owner Trustee is a party, (b) as expressly provided by the terms hereof or (c) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.01 or 5.02.

                 SECTION 5.06. No Power to Reinvest. Notwithstanding anything contained herein to the contrary the Owner Trustee shall not be authorized and shall have no power to reinvest the proceeds of the Trust Estate or to otherwise "vary the investment" of the Owner Participant within the meaning of Treasury Regulations Section 301.7701-4(c)(i).


                                  ARTICLE VI.

                               THE OWNER TRUSTEE

                 SECTION 6.01. Acceptance of Trusts and Duties. Wilmington Trust Company accepts the trusts hereby created and agrees to perform the same as Owner Trustee but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. Wilmington Trust Company shall not be answerable or accountable under any circumstances, except
(a) for its own willful misconduct or gross negligence, (b) for its failure (in its individual capacity) to perform its obligations under the last sentence of
Section 5.04 and the first sentence of

Section 5.01, (c) for its or the Owner Trustee's failure to use ordinary care in handling and to disburse funds, (d) for any Tax based on or measured by any fees, commissions or compensation received by it for acting as trustee in connection with any of the transactions contemplated by the Operative Agreements and (e) for liabilities that may result from the inaccuracy of any representation or warranty of it, whether in its individual capacity or otherwise (or from the failure by it in its individual capacity to perform any covenant) in the Indenture, the Lease, the Participation Agreement or elsewhere in any of the other Operative Agreements.

                 SECTION 6.02. Absence of Certain Duties.. Except in accordance with written instructions furnished pursuant to Section 5.01 or
Section 5.02 and except as provided in Sections 3.01, 5.04 and 5.05 and the last sentence of Section 9.01(b), neither the Owner Trustee nor Wilmington Trust Company shall have any duty (a) to see to any recording or filing of any Operative Agreement or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with governmental agencies, (except that Wilmington Trust Company in its individual capacity agrees to comply with the FAA reporting requirements set forth in 14 CFR Section 47.45 and 14 CFR Section 47.51, and) except the Owner Trustee shall, to the extent that information for that purpose is timely supplied by the Lessee pursuant to any of the Operative Agreements, complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Equipment which may from time to time be required by (the FAA or) any government or governmental authority having jurisdiction, (b) to see to any insurance on the Equipment or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from the Lessee pursuant to the Lease, (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Indenture Estate or the Trust Estate, except as provided in the Participation Agreement or Section 5.04 hereof or (d) to inspect the Lessee's books and records with respect to the Equipment at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Agreement to the extent that any of the same shall not state on its face or otherwise that it has been so distributed.

                 SECTION 6.03. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR WILMINGTON TRUST COMPANY MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE,

AIRWORTHINESS, ROADWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE EQUIPMENT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF WHATSOEVER, except that Wilmington Trust Company in its individual capacity warrants that on the Closing Date the Owner Trustee received whatever title was conveyed to it by the Lessee and that the Equipment shall during the Term be free of Lessor Liens attributable to Wilmington Trust Company in its individual capacity or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by the Owner Trustee or by Wilmington Trust Company in its individual capacity, as the case may be, and except that Wilmington Trust Company in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the Operative Agreements to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be, and that the Trust Agreement constitutes the legal, valid and binding obligation of Wilmington Trust Company or the Owner Trustee, as the case may be, enforceable against Wilmington Trust Company or the Owner Trustee, as the case may be, in accordance with its terms.

                 SECTION 6.04. No Segregation of Monies; Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent provided by law and the Owner Trustee shall not be liable for any interest thereon.

                 SECTION 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it in good faith to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or the Lessee mentioned herein or in any of the Operative Agreements to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by the Chairman of the Board, the President, any Vice President or any other duly authorized officer or representative and in the name of any such Owner Participant or the Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of the Lessee or the Owner Participant, as the case may be, certified by the Secretary or an Assistant Secretary of the Lessee or the Owner Participant, as the case may be, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by the Chairman of the Board, the President, any Vice President or any other duly authorized officer or representative of Lessee or the Owner Participant, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, unless and to the extent that the Owner Trustee otherwise receives payment or reimbursement from the Lessee or any other Person pursuant to any of the Operative Agreements), consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within the scope of such person's competence, of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountant or other skilled person appointed by it with due care hereunder. In no event shall the Owner Participant incur any liability to any Person other than to Wilmington Trust Company pursuant to
Section 7.01 or except to the extent that the Owner Participant shall expressly agree otherwise in any Operative Agreement to which it is a party.

                 SECTION 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement and the Indenture, all Persons, other than the Owner Participant, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent Wilmington Trust Company shall expressly agree otherwise in writing.

                 SECTION 6.07. Compensation. Pursuant to Section 2.5(b) of the Participation Agreement, the Lessee shall be required to pay the reasonable fees and expenses of the Owner Trustee comprising the compensation and reimbursement of expenses (including, without limitation, reasonable attorney's fees and expenses) to which it is entitled hereunder. Except as provided in Sections 5.03 and 7.01, the Owner Trustee agrees that it shall have no right against the Owner Participant or (subject to the provisions of the Lien created by the Indenture) the Trust Estate for any fee as compensation for its services hereunder.

                 SECTION 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any other agreement contemplated hereby. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. The Owner Trustee shall be responsible for causing to be prepared, at the request of the Owner Participant all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, the Owner Trustee shall have no obligation to incur any costs in its individual capacity in connection therewith. The Owner Trustee and the Owner Participant, upon request, will furnish each other with all such information as may be reasonably required in connection with the preparation of such income tax returns. The Owner Trustee will give to the Owner Participant, upon request, such periodic information concerning receipts and disbursements by it with respect to the Trust Estate as would be helpful to the Owner Participant in preparing its tax returns.


                                  ARTICLE VII.

                      INDEMNIFICATION OF WILMINGTON TRUST
                          COMPANY BY OWNER PARTICIPANT

                 SECTION 7.01. Owner Participant to Indemnify Wilmington Trust Company. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless Wilmington Trust Company in its individual capacity and its successors, assigns and agents, from and against any and all liabilities, obligations, losses (excluding loss of anticipated profits), damages, penalties, taxes (excluding any taxes payable by Wilmington Trust Company in its individual capacity on or measured by any compensation received by Wilmington Trust Company in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses, but excluding internal costs and expenses such as salaries and overhead) and including any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Wilmington Trust Company in its individual capacity (whether or not indemnified against by the Lessee under Section 7 of the Participation Agreement, but only to the extent not otherwise paid or reimbursed by Lessee or any other Person) in any way relating to or arising out of this Trust Agreement or any of the Operative Agreements or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Equipment (including latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or Wilmington Trust Company in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or Wilmington Trust Company in its individual capacity in the performance or nonperformance of its duties hereunder or under any of the other Operative Agreements to which the Owner Trustee is a party or (b) those claims resulting from the inaccuracy of any representation or warranty of Wilmington Trust Company in its individual capacity (or from the failure of Wilmington Trust Company in its individual capacity to perform any of its covenants) referred to in Section 6.01 or
Section 6.3 or (c) as may result from a breach by Wilmington Trust Company in its individual capacity of its covenant in the last sentence of Section 5.04 or any other of its covenants made in its individual capacity contained herein or
(d) in the case of the failure to use ordinary care on the part of the Owner Trustee or Wilmington Trust Company in its individual capacity in the disbursement of funds or (e) taxes excluded from the indemnification provided by the Lessee pursuant to Section 7.1(b) of the Participation Agreement (disregarding for purposes of this Article VII clauses (ii) and (iv) of Section 7.2(c) of the Participation Agreement) or (f) claims excluded from the indemnification provided by the Lessee pursuant to Section 7.2(c) of the Participation Agreement (disregarding for purposes of this Article VII clauses
(i), (vi), (ix) and (x) of Section 7.2(d) of the Participation Agreement) or
(g) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by Wilmington Trust Company or the Owner Trustee in connection with the transactions contemplated by the Operative Agreements; provided, however, that the exception set forth in clause (a) of this Section 7.01 shall not apply to any action taken or omission made by the Owner Trustee pursuant to and in accordance with written directions given to the Owner Trustee by the Owner Participant. The indemnities contained in this
Section 7.01 extend to Wilmington Trust Company only in its individual capacity and shall not be construed as indemnities of the Indenture Estate or the Trust Estate (except to the extent, if any, that Wilmington Trust Company in its individual capacity has been reimbursed by the Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, Wilmington Trust Company in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same Wilmington Trust Company in its individual capacity shall have a Lien on the Trust Estate, subject to the Lien of the Indenture, which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under this Article VII shall be subrogated to any right of the Person indemnified in respect of the matter as to which such indemnity was paid. Notwithstanding anything herein to the contrary, Wilmington Trust company shall not make any claim hereunder without first making demand on the Lessee.


                                 ARTICLE VIII.

                  TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

                 SECTION 8.01.  Transfer of Interest.  All provisions of
Section 6.1 of the Participation Agreement shall (with the same force and effect as if set forth in full in this Section 8.01) be applicable to any assignment, conveyance or other transfer by the Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement, so long as the Participation Agreement is in effect.

                                  ARTICLE IX.

                     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                 SECTION 9.01. Resignation of Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee and Lessee, such removal to be effective with the consent of the Lessee (not to be unreasonably withheld), and upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the removal or resignation of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, the Owner Participant or the Indenture Trustee, may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

                 (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument (with a copy to the Owner Participant and Indenture Trustee) accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Equipment included in the Trust Estate to be transferred upon the records of the (FAA or other) governmental authority having jurisdiction, into the name of the successor Owner Trustee.

                 (c) Qualifications. Any successor Owner Trustee, however appointed, (shall be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and) shall (also) be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000 (or the obligations and liabilities of which are irrevocably and unconditionally guaranteed by an affiliated company having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

                 (d) Merger, etc. Any corporation into which Wilmington Trust Company may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Wilmington Trust Company shall be a party, or any corporation to which substantially all the corporate trust business of Wilmington Trust Company may be transferred, shall, subject to the terms of Section 9.01(c), be the Owner Trustee hereunder without further act.

                 SECTION 9.02. Co-Trustees and Separate Trustees. (a) If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or make any claim or bring any suit with respect to the Trust Estate or the Lease, or if the Owner Trustee shall have been requested to do so by the Owner Participant, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, the Owner Trustee and each Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons ((any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act)) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee").

                 (b) The Owner Trustee and the Owner Participant shall execute, acknowledge and deliver all such instruments as may be required by any such separate trustee or separate trustees for more fully confirming such title, rights or duties to such separate trustee or separate trustees. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees, it, he or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Owner Trustee (except insofar as local law makes it necessary or prudent or desirable for any such separate trustee or separate trustees to act alone) subject to all the terms of this Trust Agreement. Any separate trustee or separate trustees may, at any time by an instrument in writing, constitute the Owner Trustee, its or his attorney-in-fact and agent with full power and authority to do all acts and things on its or his behalf and in its or his name.

                 Every additional trustee hereunder shall (be a Citizen of the United States and), to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                          (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Equipment or documents authorized to be received or delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

                          (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

                          (C) notwithstanding anything to the contrary contained herein, no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

                          (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                          (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

                          (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Indenture or affect the interests of the Indenture Trustee or the Equipment Note holders in the Indenture Estate.

In case such separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such separate trustee.

                 (c) All provisions of this Trust Agreement which are for the benefit of the Owner Trustee shall extend to and apply to each separate trustee appointed pursuant to the foregoing provisions of this Section 9.2, including without limitation Article VII hereof.


                                   ARTICLE X.

                           SUPPLEMENTS AND AMENDMENTS
                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

                 SECTION 10.01. Supplements and Amendments and Delivery Thereof. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Owner Participant. Subject to compliance with Section 10.02 hereof and the provisions of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Agreement which the Owner Participant requests the Owner Trustee to execute and to which the Owner Trustee is a party.

                 (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) to which the Lessee is not a party shall be delivered promptly by the Owner Trustee to the Lessee.

                 SECTION 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.01, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects in any material respect any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Agreement to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

                 SECTION 10.03. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.


                                  ARTICLE XI.

                                 MISCELLANEOUS

                 SECTION 11.01. Termination of Trust Agreement. (a) This Trust Agreement and the trusts created hereby shall terminate and be of no further force or effect upon the earlier of (i) both the final discharge of the Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with
Article IV (provided, that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement) or (ii) 110 years from the earliest execution of this Trust Agreement by any party hereto, provided, however, that if the trust shall be or become valid under applicable law for a period subsequent to 110 years from the earliest execution of this Trust Agreement by any party hereto (or, if legislation shall become effective providing for the validity of this Trust Agreement and the trusts created hereby for a period in gross exceeding the period for which this Trust Agreement and the trusts created hereby are hereinabove stated to extend and be valid), then this Trust Agreement and the trusts created hereby shall not terminate under this subsection (ii) but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until the day preceding such date as the same shall, under applicable law, cease to be valid; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the term hereof.

                 (b) Termination at Option of Owner Participant. Notwithstanding Section 11.01(a) hereof, this Trust Agreement may be terminated or revoked at any time at the election of the Owner Participant. Upon any such termination, all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of this Trust Agreement; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                 SECTION 11.02. Owner Participant Has No Legal Title in Trust Estate. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

                 SECTION 11.03. Assignment, Sale, Etc. of Equipment. Any assignment, sale, transfer or other conveyance of the Equipment by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

                 SECTION 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 6.1 of the Participation Agreement incorporated in Article VIII and except as otherwise provided in Article IX and Sections 6.07 and 10.01, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; and (except as aforesaid) this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

                 SECTION 11.05. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in given in the manner provided in Section 10.5 of the Participation Agreement.

                 SECTION 11.06. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                 SECTION 11.07. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 11.08. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and assigns.

                 SECTION 11.09. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Delaware, including all matters of construction, validity and performance.

                 SECTION 11.10 Performance by the Owner Participant. Any obligation of the Owner Trustee in its individual capacity or as Owner Trustee hereunder or under any other Operative Agreement or other document contemplated herein, may be performed by the Owner Participant and any such performance shall not be construed as a revocation of the trust created hereby.

                 IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  (Owner Participant)



                                  By:___________________________
                                     Name:
                                     Title:



                                  WILMINGTON TRUST COMPANY



                                  By:_____________________________
                                     Name:
                                     Title: